Exhibit 99.1

Press Release

Community Valley Bancorp Announces Stock Repurchase Plan

(Chico, CA  4/5/07) – Community Valley Bancorp (NASDAQ: CVLL), the parent company of Butte Community Bank, announced today that its Board of Directors approved a plan to repurchase up to $6 million of the outstanding common stock of the company.

“This stock repurchase program is being adopted to provide management with an additional tool to enhance shareholder value and optimize the company’s use of equity capital,” said Keith Robbins, president and CEO of Community Valley Bancorp. “Our strong capital position and profitability support the initiation of this plan.”

Stock repurchases may be made from time to time on the open market or through privately negotiated transactions. The timing of purchases and the exact number of shares to be purchased will depend on market conditions. The share repurchase program does not include specific price targets or timetables and may be suspended at any time. The company will adhere to a mandatory non-purchase quiet time from 30 days before any quarter end to the date one trading day after the date of the public release of the Bancorp’s quarterly earnings.

About Community Valley Bancorp

Community Valley Bancorp is the parent company of Butte Community Bank, a progressive Northern California bank that combines traditional deposit and lending services with innovative banking solutions, and Butte Community Insurance Agency, LLC, a full-service insurance agency offering all lines of coverage from auto and health to commercial and farm packages.

Founded in 1990, Butte Community Bank is California state-chartered with 13 branches in ten cities including Chico, Colusa, Corning, Magalia, Oroville, Paradise, Red Bluff, Redding, Yuba City and Marysville.  It also operates loan production offices in Citrus Heights and Gridley. Community Valley Bancorp has headquarters in Chico, California.

Forward Looking Statement Disclosure

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended and Community Valley Bancorp intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe the Company’s expectations regarding future events and developments and are subject to risks and uncertainties and include information about possible or assumed future results of operations. Many possible events or factors could affect the Company’s future financial results and performance. This could cause results of performance to differ materially from those expressed in the Company’s forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward looking statements. All forward-looking statements are representative only on the date hereof.